Exhibit 99.1

SCWorx Announces Common Stock Purchase Agreement with Institutional Investor

New York, NY, July 05, 2022 (GLOBE NEWSWIRE) -- SCWorx Corp., a Delaware corporation (the “Company”), announced that it has entered into a common stock purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Institutional Investor” or “Investor”). Under the terms and subject to the conditions of the Purchase Agreement, SCWorx will have the right, but not the obligation, to issue and sell to the Investor up to $5 million of SCWorx common stock from time-to-time over the approximately 24-month term of the Purchase Agreement.

Tim Hannibal, President & CEO of SCWorx, said, “Our agreement with the Institutional Investor is another piece of the SCWorx plan to move the Company forward and achieve key business objectives that contribute to our growth strategy”.

Hannibal continued, “We believe this commitment from the Institutional Investor demonstrates investor confidence in SCWorx, including our business model that leverages the SCWorx data management SaaS solution to assist hospitals in achieving their supply chain goals and cost savings objectives.”

Under the terms of the Purchase Agreement, SCWorx has the right, but not the obligation, to sell to the Investor up to $5 million of its common stock, subject to certain conditions. SCWorx may direct the Investor to purchase a number of shares not to exceed an amount determined by SCWorx’s trading volume and stock price. Purchase notices may be issued over the period commencing once certain customary conditions are satisfied, including the filing and securing effectiveness of a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to resale of the shares issued pursuant to the Purchase Agreement, which is expected in mid-to-late August 2022.

SCWorx expects to use net proceeds from the financing over time for working capital and general corporate purposes to support its future growth.

As consideration for the Institutional Investor’s commitment to purchase shares of SCWorx’s common stock upon the terms and conditions set forth in the Purchase Agreement, SCWorx will issue 277,778 shares of its common stock to the Investor.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of SCWorx’s common stock under the resale registration statement referred to in this news release will be made only by means of a prospectus.

About SCWorx Corp.

SCWorx has created an advanced attributed virtualized item data warehouse utilizing machine learning and artificial intelligence to offer a suite of software-as-a-service-based solutions for healthcare providers. The value proposition for customers revolves around the full integration of all solution modules with the company’s data platform for cost savings, operational efficiency and accurate benchmarking and reporting. The solution modules include Virtual Item Master, data cleanse and normalization, contract management and request for pricing (RFP) module, automated rebate management module, data interoperability (EMR, MMIS, finance) module, Automated Item Add Portal, Virtual General Ledger, and the data analytics module. SCWorx creates a single source for information for the healthcare provider’s data governance and analytics requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future contract renewals and terminations, future financial position, prospects, plans and objectives of management are forward-looking statements. You can identify many (but not all) such forward-looking statements by looking for words such as “assumes,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions. You should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, economic disruptions affecting our customers, unexpected contract terminations, securing future contracts and orders, future product sourcing, supply disruptions, containing costs, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and other important factors that are detailed in filings with the Securities and Exchange Commission made from time to time by SCWorx, including its Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the company’s ability to control or predict. SCWorx undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:
ir@scworx.com
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Source: SCWorx Corp.

Released July 5, 2022